SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (date of earliest event reported)

                                 OCTOBER 4, 1999

                               Halliburton Company
             (Exact name of registrant as specified in its charter)

State or other                   Commission               IRS Employer
jurisdiction                     File Number              Identification
of incorporation                                          Number

Delaware                           1-3492                 No. 75-2677995

                               3600 Lincoln Plaza
                             500 North Akard Street
                            Dallas, Texas 75201-3391
                    (Address of principal executive offices)

                         Registrant's telephone number,
                       including area code - 214/978-2600






                                Page 1 of 7 Pages
                       The Exhibit Index Appears on Page 4

         INFORMATION TO BE INCLUDED IN REPORT

Item 5.  Other Events

         The registrant may, at its option, report under this item any events, which are not called for by this form, that the registrant deems to be important to security holders.

         On October 4, 1999 registrant issued a press release entitled Halliburton to Sell Two Joint Ventures, Announces Earnings Outlook pertaining, among other things, to an announcement that registrant's subsidiary, Dresser Industries, Inc., has elected to sell its interests in two joint ventures to Ingersoll-Rand Company for total cash consideration of approximately $1.1 billion. The sales will result in an after-tax gain of approximately $380 million, or $.84 per diluted share, and the gain will be recognized in the 1999 fourth quarter. Registrant will close the sales on December 30, 1999.

         Registrant also announced that it expects its 1999 third quarter earnings to be in the range of $.11 to $.13 per diluted share due, in large part, to the lower than expected profits of the joint ventures and many of the other business units of the Dresser Equipment Group.

Item 7.  Financial Statements and Exhibits

         List below the financial statements, pro forma financial information and exhibits, if any, filed as part of this report.

         (c)      Exhibits.

                  Exhibit 20 - Press release dated October 4, 1999.





                                Page 2 of 7 Pages
                       The Exhibit Index Appears on Page 4

                                   SIGNATURES

         As required by the Securities Exchange Act of 1934, the registrant has authorized this report to be signed on behalf of the registrant by the undersigned authorized individual.


                                       HALLIBURTON COMPANY




Date:  October 5, 1999                 By: /s/ Susan S. Keith
                                          ------------------------------
                                               Susan S. Keith
                                               Vice President and Secretary







                                Page 3 of 7 Pages
                       The Exhibit Index Appears on Page 4

                                  EXHIBIT INDEX



Exhibit                                                      Sequentially
Number                    Description                        Numbered Page

20                        Press Release of                   5 of 7
                          October 4, 1999
                          Incorporated by Reference








                                Page 4 of 7 Pages
                       The Exhibit Index Appears on Page 4